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                                                                     EXHIBIT 1.1


                        ALLIANCE RESOURCE PARTNERS, L.P.

                             2,250,000 Common Units
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT

                                                               February 10, 2003

SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
A.G. EDWARDS & SONS, INC.

c/o SALOMON SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:

         Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell (the "Offering") an aggregate of 2,250,000 common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") to Salomon Smith Barney Inc., Lehman Brothers Inc. and A.G. Edwards & Sons, Inc. (the "Underwriters"), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 337,500 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units."

         Alliance Resource Management GP, LLC, a Delaware limited liability company, serves as the managing general partner (the "Managing General Partner") of each of the Partnership and Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the "Intermediate Partnership"), and as managing member of Alliance Coal, LLC, a Delaware limited liability company (the "Operating Company"). Alliance Resource GP, LLC, a Delaware limited liability company, serves as the special general partner (the "Special General Partner") of each of the Partnership and the Intermediate Partnership. The Operating Company is the sole member or stockholder in each of Alliance Land, LLC, Alliance Properties, LLC, Alliance Service, Inc., Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Pontiki Coal, LLC, Webster County Coal, LLC and White County Coal, LLC (each referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries"). The Managing General Partner and the Special General Partner are collectively referred to herein as the "General Partners." The Partnership, the General Partners, the Intermediate Partnership, the Operating Company and the Subsidiaries are collectively referred to herein as the "Alliance Entities."


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         The Partnership, the General Partners, the Intermediate Partnership and
the Operating Company (the "Alliance Parties") wish to confirm as follows their agreement with you in connection with the several purchases of the Units by the Underwriters. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         1. Representations and Warranties of the Alliance Parties. The Alliance Parties, jointly and severally, represent and warrant to each Underwriter that:

              (a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule II hereto) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Units. The Partnership may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Units in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act.

              (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date that Additional Units are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the


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Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

              (c) Each of the Partnership and the Intermediate Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Final Prospectus. Each of the Partnership and the Intermediate Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Alliance Entities, taken as a whole (a "Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

              (d) The Operating Company and each Subsidiary that is a limited liability company has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Final Prospectus. Alliance Service, Inc. has been duly organized and is validly existing and in good standing as a corporation under the Delaware General Corporation Law ("DGCL") with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Final Prospectus. The Operating Company and each Subsidiary is duly registered or qualified as a foreign limited liability company or corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.


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              (e) Each of the General Partners has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and the Intermediate Partnership and, as to the Managing General Partner, to act as the managing member of the Operating Company, in each case in all material respects as described in the Final Prospectus. Each of the General Partners is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

              (f) The Managing General Partner and the Special General Partner are the sole general partners of the Partnership with .99% and .01% general partner interests, respectively, in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "Partnership Agreement"); and the Managing General Partner and the Special General Partner own such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (g) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 8,982,780 Common Units, 6,422,531 Subordinated Units (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

              (h) The Special General Partner owns 1,232,780 Common Units and 6,422,531 Subordinated Units and the Managing General Partner owns all of the Incentive Distribution Rights.

              (i) The Units issued to the Underwriters at the Closing Date or the Option Closing Date, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

              (j) The Managing General Partner and the Special General Partner are the sole general partners of the Intermediate Partnership with 1.0001% and ..01% general partner interests, respectively, in the Intermediate Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of


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the Intermediate Partnership, as amended to date (the "Intermediate Partnership
Agreement"); and the Managing General Partner and the Special General Partner own such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (k) The Partnership is the sole limited partner of the Intermediate Partnership with a 98.9899% limited partner interest in the Intermediate Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement and is fully paid (to the extent required under the Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (l) The Managing General Partner is the sole manager of the Operating Company with a .001% managing interest in the Operating Company; such managing interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the Operating Company, as amended to date (the "Operating Company LLC Agreement"); and the Managing General Partner owns such managing interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (m) The Intermediate Partnership owns a 99.999% non-managing interest in the Operating Company; such non-managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Intermediate Partnership owns such non-managing interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (n) The Operating Company owns a 100% membership interest in each of the Subsidiaries that are limited liability companies; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the Subsidiaries that are limited liability companies, as amended to date (the "Subsidiary LLC Agreements"), and are fully paid (to the extent required under the Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (o) The Operating Company owns all of the outstanding capital stock of Alliance Service, Inc.; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of the Alliance Service, Inc., as amended to date, and are fully paid and nonassessable; and the Operating Company owns such shares of capital stock, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

              (p) None of the General Partners, the Partnership, the Intermediate Partnership, the Operating Company or the Subsidiaries has any subsidiaries (other than the Partnership, the Intermediate Partnership, the Operating Company or the Subsidiaries


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themselves) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Act).

              (q) Except as described in the Final Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Intermediate Partnership or any interest in the General Partners or the Operating Company pursuant to the Partnership Agreement, the Intermediate Partnership Agreement, the Limited Liability Company Agreement of the Managing General Partner, as amended to date (the "Managing General Partner LLC Agreement"), the Special General Partner LLC Agreement and the Operating Company LLC Agreement, or any agreement or other instrument to which any of the Partnership, the Intermediate Partnership, the General Partners or the Operating Company is a party or by which any one of them may be bound. Except for such rights that have been waived, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, the Intermediate Partnership, the General Partners or the Operating Company. Except as described in the Final Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units or Subordinated Units or other partnership interests in the Partnership or the Intermediate Partnership or (ii) any interests in the General Partners or the Operating Company. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Final Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Final Prospectus. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership for the authorization, issuance, sale and delivery of the Units contemplated by this Agreement shall have been validly taken.

              (r) The execution and delivery of, and the performance by each of the Alliance Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of the Alliance Parties, and this Agreement has been duly executed and delivered by each of the Alliance Parties.

              (s) The Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms; the Managing General Partner LLC Agreement has been duly authorized, executed and delivered by Alliance Management Holdings, LLC and ARH II, LLC and is a valid and legally binding agreement of Alliance Management Holdings, LLC and ARH II, LLC, enforceable against such parties in accordance with its terms; the Special General Partner LLC Agreement has been duly authorized, executed and delivered by Alliance Resource Holdings, Inc. and is a valid and legally binding agreement of Alliance Resource Holdings, Inc., enforceable against such party in accordance with its terms; the Intermediate Partnership Agreement has been duly authorized, executed and delivered by the General Partners and the Partnership and is a valid and legally binding agreement of the General Partners and the Partnership, enforceable against the General Partners and the Partnership in accordance with its terms; the Operating Company LLC Agreement has been duly authorized, executed and delivered by each of the Managing General Partner and the


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Intermediate Partnership and is a valid and legally binding agreement of the
Managing General Partner and the Intermediate Partnership, enforceable against each of them in accordance with its terms; and the Subsidiary LLC Agreements have been duly authorized, executed and delivered by the Operating Company, and are valid and legally binding agreements of the Operating Company enforceable against it in accordance with their respective terms; provided that, with respect to each agreement described in this Section 6(s), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by public policy.

              (t) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Alliance Parties, or the consummation of the transactions contemplated hereby (including the acquisition of Warrior Coal, LLC on the terms described in the Final Prospectus) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Alliance Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Alliance Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Alliance Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Alliance Entities, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a Material Adverse Effect.

              (u) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Alliance Entities of the transactions (including the pending Warrior Coal transaction, on the terms described in the Final Prospectus) contemplated by, this Agreement except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) such consents that have been, or prior to the Closing Date will be, obtained, (iii) such consents that, if not obtained, would not have a Material Adverse Effect and (iv) as disclosed in the Final Prospectus.

              (v) None of the Alliance Entities is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence


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of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Alliance Parties to perform their obligations under this Agreement.

              (w) The accountants, Deloitte & Touche LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Final Prospectus (or any supplement thereto), are independent public accountants with respect to the Alliance Entities as required by the Act and the applicable published rules and regulations thereunder.

              (x) The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Final Prospectus (and any supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical information set forth in the Final Prospectus (and any supplement thereto) under the caption "Selected Historical Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Final Prospectus (and any supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article II of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Alliance Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

              (y) Except as disclosed in the Registration Statement and the Final Prospectus (or any supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any supplement thereto), (i) none of the Alliance Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Alliance Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt, of the Alliance Entities.

              (z) There are no legal or governmental proceedings pending or, to the knowledge of the Alliance Parties, threatened, against any of the Alliance Entities, or to which any of the Alliance Entities is a party, or to which any of them or their respective properties is subject, that are required to be described in the Registration Statement or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.


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              (aa) The Operating Company and the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Final Prospectus as being owned by the Operating Company and the Subsidiaries, except (i) as described in the Final Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus; and all real property and buildings held under lease or license by the Operating Company and the Subsidiaries are held by the Operating Company and the Subsidiaries under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus. For purposes of this Underwriting Agreement, the phrase "good and indefeasible title" to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions, and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to mine, remove, process and transport coal by the mining methods currently utilized or contemplated by the Operating Company and the Subsidiaries applicable to the mining complex where the real property interest is located, and is free and clear of all liens, claims, security interests or other encumbrances excepting (in each case) permitted encumbrances and such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which the Operating Company and the Subsidiaries hold title to such real property interest, or contained in its chain of title thereto, which do not materially and adversely effect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Operating Company and the Subsidiaries.

              (bb) Each of the Alliance Entities has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Alliance Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Alliance Entities considered as a whole.

              (cc) The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.


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              (dd) Each of the Alliance Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Alliance Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Final Prospectus, none of such permits contains any restriction that is materially burdensome to the Alliance Entities considered as a whole.

              (ee) The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (ff) None of the Alliance Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption "Use of Proceeds," none of the Alliance Entities will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

              (gg) None of the Alliance Entities has sustained since the date of the latest audited financial statements included in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Final Prospectus.

              (hh) Except as described in the Final Prospectus, the Alliance Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

              (ii) Except as described in or contemplated by the Final Prospectus, no material labor dispute with the employees of any of the Alliance Entities exists or, to the knowledge of any of the Alliance Parties, is imminent.

              (jj) The Alliance Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Alliance Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

              (kk) Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Alliance Parties, threatened, to which any of the Alliance Entities, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Alliance Entities, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Alliance Entities, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

              (ll) The Common Units are quoted on the Nasdaq National Market and the Units have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

              (mm) Since January 26, 2001, there has not occurred a material adverse change in the business, operations, affairs, financial condition, assets or properties of Warrior Coal, LLC and its subsidiaries, taken as a whole.

         Any certificate signed by any officer of any of the Alliance Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $21.553325 per Unit (the "purchase price per Unit"), the amount of Firm Units set forth opposite such Underwriter's name in Schedule I hereto (or such number of Firm Units increased as set forth in Section 9 hereof).

              (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 337,500 Additional Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Units by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriters to the Partnership setting forth the number of Additional Units as to which the several Underwriters are exercising the option and the settlement date. The number of Additional Units to be purchased by each Underwriter shall be the same percentage of the total number of Firm Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

         3. Delivery and Payment. (a) Delivery of and payment for the Firm Units and the Additional Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule II hereto or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the "Closing Date"). Delivery of the Units shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Additional Units shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

              (b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Additional Units (at the expense of the Partnership) to the Underwriters through the facilities of the Depository Trust Company on the date specified by the Underwriters (which shall be within three Business Days after exercise of said option) against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Additional Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the settlement date for the Additional Units, and the obligation of the Underwriters to purchase the Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

         5. Agreements. Each of the Alliance Parties, jointly and severally, agrees with the Underwriters that:

              (a) The Partnership will use its reasonable commercial efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable commercial efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Partnership promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

              (c) As soon as practicable, the Partnership will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

              (d) The Partnership will furnish to Salomon Smith Barney Inc. and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

              (e) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

              (f) The Partnership will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule II hereto, provided, however, that the Partnership may issue and sell Common Units pursuant to (i) the Alliance Resource Management GP, LLC 1999 Long-Term Incentive Plan, (ii) the Alliance Resource Management GP, LLC Supplemental Executive Retirement Plan and (iii) the Director's Deferred Compensation Program, each in effect at the Execution Time, and pursuant to (x) the Managing General Partner's capital contribution in connection with this Offering and (y) the conversion of securities or the exercise of warrants outstanding at the Execution Time.

              (g) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

              (h) The Partnership will apply the net proceeds from the sale of the Units at the Closing in accordance with the description set forth under the caption "Use of Proceeds" in the Final Prospectus.

              (i) Each of the Alliance Entities will take such steps as shall be necessary to ensure that none of them shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Units and the Additional Units, as the case may be, shall be subject to (i) the accuracy of the representations and warranties on the part of the Alliance Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, (ii) the accuracy of the statements of the Alliance Parties made in any certificates pursuant to the provisions hereof, (iii) the performance by the Alliance Entities of their obligations hereunder and (iv) the following additional conditions:

              (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 9:30 A.M. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

              (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

                  (i) Each of the Partnership and the Intermediate Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Final Prospectus. Each of the Partnership and the Intermediate Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

                  (ii) The Operating Company has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Final Prospectus. The Operating Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

                  (iii) Each of Gibson County Coal, LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Pontiki Coal, LLC, Webster County Coal, LLC and White County Coal, LLC (collectively, the "Material Subsidiaries") has been formed in accordance with Section 18-201 of the Delaware Limited Liability Company Act and is validly existing and in good standing under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Final Prospectus. Each Material Subsidiary is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

                  (iv) Alliance Service, Inc. has been duly incorporated and is validly existing and in good standing under the DGCL, with all necessary corporate power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Final Prospectus. Alliance Service, Inc. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

                  (v) Each General Partner has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties, conduct its business and act as general partner of the Partnership and the Intermediate Partnership and, as to the Managing General Partner, to act as the managing member of the Operating Company, in each case in all material respects as described in the Final Prospectus. Each General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the states set forth on Exhibit A to such counsel's opinion.

                  (vi) The Managing General Partner and the Special General Partner are the sole general partners of the Partnership, with .99% and .01% general partner interests, respectively, in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement; and each General Partner owns its general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (vii) The Operating Company owns a 100% membership interest in each of the Material Subsidiaries and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the

         Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (viii) The Operating Company owns all of the outstanding capital stock of Alliance Service, Inc.; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of the Alliance Service, Inc., as amended to date, and are fully paid and nonassessable; and the Operating Company owns such shares of capital stock, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

                  (ix) All of the outstanding Common Units issued to the underwriters in the Partnership's initial public offering, the Subordinated Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

                  (x) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

                  (xi) The Managing General Partner and the Special General Partner are the sole general partners of the Intermediate Partnership, with 1.0001% and .01% general partner interests, respectively, in the Intermediate Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement; and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (xii) The Partnership owns a 98.9899% limited partner interest in the Intermediate Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Intermediate Partnership Agreement and is fully paid (to the extent required under the Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (xiii) The Managing General Partner is the sole manager of the Operating Company with a .001% managing interest in the Operating Company; such managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement; and the Managing General Partner owns such managing interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (xiv) The Intermediate Partnership owns a 99.999% non-managing interest in the Operating Company; such non-managing interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
         Act); and the Intermediate Partnership owns such non-managing interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (xv) The Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms; the Managing General Partner LLC Agreement has been duly authorized, executed and delivered by Alliance Management Holdings, LLC and AMH II, LLC and is a valid and legally binding agreement of Alliance Management Holdings, LLC and AMH II, LLC, enforceable against such parties in accordance with its terms; the Special General Partner LLC Agreement has been duly authorized, executed and delivered by Alliance Resource Holdings, Inc. and is a valid and legally binding agreement of Alliance Resource Holdings, Inc., enforceable against such party in accordance with its terms; the Intermediate Partnership Agreement has been duly authorized, executed and delivered by the General Partners and the Partnership and is a valid and legally binding agreement of the General Partners and the Partnership, enforceable against the General Partners and the Partnership in accordance with its terms; and the Operating Company LLC Agreement has been duly authorized, executed and delivered by each of the Managing General Partner and the Intermediate Partnership and is a valid and legally binding agreement of the Managing General Partner and the Intermediate Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this paragraph, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by public policy and applicable law relating to fiduciary duties, indemnification and contribution.

                  (xvi) Except as described in the Final Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Intermediate Partnership or any interest in the Operating Company pursuant to the Partnership Agreement, the Intermediate Partnership Agreement and the Operating Company LLC Agreement. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Intermediate Partnership or any interest in the Operating Company other than as provided in the Final Prospectus or as have been waived. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Final Prospectus.

                  (xvii) This Agreement has been duly authorized and validly executed and delivered by each of the Alliance Parties.

                  (xviii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Alliance Parties, or the consummation of the transactions contemplated hereby (including the acquisition of Warrior Coal, LLC, on the terms described in the Final Prospectus) (A) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, the certificate or articles of incorporation or bylaws or other organizational documents of any of the Alliance Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Registration Statement, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, or federal law, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Alliance Entities, which in the case of clauses (B), (C) or (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Alliance Entities, taken as a whole; provided, however, that for purposes of this paragraph (xviii), such counsel may disclaim an opinion with respect to Federal or state securities laws or other antifraud laws.

                  (xix) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal or Delaware court, governmental agency or body having jurisdiction over the Alliance Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Alliance Parties or the consummation by the Alliance Entities of the transactions contemplated by this Agreement (including the acquisition of Warrior Coal, LLC, on the terms described in the Final Prospectus), except for such consents as may be required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion.

                  (xx) The statements in the Registration Statement and Final Prospectus under the captions "Description of the Common Units," "Cash Distribution Policy" and "Description of Our Partnership Agreement," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and Final Prospectus.

                  (xxi) The opinion of Vinson & Elkins L.L.P. that is filed as
         Exhibit 8.1 to the current report on Form 8-K filed with the Commission on February [___], 2003 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  (xxii) The Registration Statement was declared effective under the Act on April 12, 2002; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                  (xxiii) The Registration Statement and the Final Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, statistical and reserve data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

                  (xxiv) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Alliance Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Final Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the Alliance Entities is a party that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (xxv) None of the Alliance Parties is (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Alliance Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in paragraph (xx), (xxi), (xxiii) and (xxiv)), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' report thereon, and (ii) the other financial, statistical and reserve information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' report thereon, and (ii) the other financial, statistical and reserve information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Alliance Parties set forth in this Agreement and upon certificates of officers and employees of the Alliance Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the DGCL, (D) with respect to the opinions expressed in paragraphs (i), (ii), (iii) and (iv) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Alliance Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States of Indiana, Illinois, Kentucky, Maryland, Oklahoma and West Virginia (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Alliance Entities may be subject.

              (c) You shall have received on the Closing Date an opinion of Thomas L. Pearson, Senior Vice President - Law and Administration and General Counsel of the Managing General Partner, dated the Closing Date and addressed to you, to the effect that:

                  (i) To the knowledge of such counsel, none of the Alliance Entities is in (A) breach or violation of the provisions of its agreement of limited partnership, limited liability company operating agreement, certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the financial condition, business or results of operations of the Alliance Entities, taken as a whole, or could materially impair the ability of any of the Alliance Entities to perform their obligations under this Agreement, except in respect of which waivers have been obtained.

                  (ii) Except as described in the Final Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Intermediate Partnership or any interest in the Operating Company pursuant any agreement or instrument known to such counsel to which an Alliance Entity is a party or by which any of them may be bound, other than the Partnership Agreement, the Intermediate Partnership Agreement and the Operating Company LLC Agreement. To such counsel's knowledge, except as described in the Final Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other partnership interests in the Partnership or the Intermediate Partnership or (B) any interests in the Operating Company.

                  (iii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Alliance Parties or the consummation by the Alliance Entities of the transactions contemplated hereby (including the acquisition of Warrior Coal, LLC, on the terms described in the Final Prospectus) (i) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel to which any of the Alliance Entities is a party or by which any of them or any of their respective properties may be bound, other than those filed as an exhibit to the Registration Statement, or (ii) violates or will violate any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to any of the Alliance Entities or any of their properties in a proceeding to which any of them or their property is or was a party.

                  (iv) To the knowledge of such counsel, each of the Alliance Entities has such permits, consents, licenses, franchises and authorizations ("permits") issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus, and except for such permits which,if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Alliance Entities, taken as a whole; and, to the knowledge of such counsel, none of the Alliance Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Alliance Entities, taken as a whole.

                  (v) Except as described in the Final Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Alliance Entities which, if adversely determined to such Alliance Entities, is reasonably likely to have a material adverse effect on the financial condition, business, properties, or results of operations of the Alliance Entities, taken as a whole.

              In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Alliance Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' report thereon, and (ii) the other financial, statistical and reserve information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' report thereon and (ii) the other financial, statistical and reserve information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Alliance Parties set forth in this Agreement and upon certificates of officers and employees of the Alliance Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of Oklahoma.

              (d) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel documents as they request for the purpose of enabling them to pass upon such matters.

              (e) The Partnership shall have furnished to the Underwriters a certificate signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Managing General Partner, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Alliance Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Alliance Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Managing General Partner's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Alliance Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

              (f) The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, confirming that they are independent auditors within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Partnership for the three-month periods ended March 31, 2002 and 2001, the three-month and six-month period ended June 30, 2002 and 2001, the three-month and nine-month periods ended September 30, 2002 and 2001, and the three-month periods ended December 31, 2002 and 2001 and the year ended December 31, 2002, in accordance with Statement on Auditing Standards No. 71, and stating in effect, that:

                  (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited financial statements made available by the Alliance Entities; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited consolidated interim financial information for the three-month periods ended March 31, 2002 and 2001, the three-month and six-month period ended June 30, 2002 and 2001, the three-month and nine-month periods ended September 30, 2002 and 2001 in the Registration Statement and Final Prospectus and the three-month periods ended December 31, 2002 and 2001 and the year ended December 31, 2002 in the 8-K filed by the Partnership January 29, 2003; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the 2002 minutes of the meetings of the General Partners; and inquiries of certain officials of the Alliance Entities who have responsibility for financial and accounting matters of the Alliance Entities as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                  (A) the unaudited interim financial statements included in the
              Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus;

                  (B) with respect to the period subsequent to December 31,
              2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock, increase in long-term debt of the Partnership, or decreases in the consolidated net current assets or the owners' equity/partners' capital of the Partnership as compared with the amounts shown on the December 31, 2002, unaudited consolidated balance sheet filed by the Partnership on Form 8-K on January 29, 2003, or for the period from January 1, 2003 to such specified date there were any decreases, as compared with the comparable period from January 1, 2003, in revenues or income of the Partnership, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership) set forth in the Registration Statement and the Final Prospectus agrees with the analyses prepared by management from the accounting records of the Alliance Entities, excluding any questions of legal interpretation; and

                  (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"), carrying out certain specified procedures, inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

              References to the Final Prospectus in this section (f) include any supplement thereto at the date of the letter.

              (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Alliance Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

              (h) Prior to the Closing Date, the Partnership shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

              (i) The Units shall have been listed and admitted and authorized for quotation on the Nasdaq National Market System, and satisfactory evidence of such actions shall have been provided to the Underwriters.

              (j) At the Execution Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from each executive officer and director of the Managing General Partner addressed to the Underwriters.

              If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

              The documents required to be delivered by this Section 6 shall be delivered on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

         8. Indemnification and Contribution.

              (a) Each of the Alliance Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in the Basic Prospectus, or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Alliance Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein; provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission in or from any Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or director, officer, employee, agent or controlling person thereof) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Alliance Parties have previously furnished copies of the Final Prospectus to Salomon Smith Barney Inc., (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission in or from the Basic Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which any Alliance Party may otherwise have.

              (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Alliance Parties, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from Alliance Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter-specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Alliance Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Underwriting" or "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to release of the lockup agreements and (iv) the paragraphs related to stabilization, syndicate covering transactions, penalty bids, passive market making transactions and compliance with Rule 2810 of the NASD's Conduct Rules in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus.

              (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

              (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Alliance Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Alliance Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Alliance Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Alliance Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Alliance Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Alliance Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Alliance Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Alliance Parties within the meaning of either the Act or the Exchange Act, any of the directors or officers of the Alliance Parties who shall have signed the Registration Statement shall have the same rights to contribution as the Alliance Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

              9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

              10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

              11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Alliance Parties or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Alliance Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

              12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Thomas L. Pearson, Senior Vice President, Law and Administration, (fax: (918) 295-7361) Alliance Resource Partners, L.P., 1717 South Boulder Avenue, P.O. Box 22027, Tulsa, Oklahoma 74121-2027.

              13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in the introductory paragraph above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in the introductory paragraph above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Alliance Parties and the Underwriters.



                                 Very truly yours,

                                 Alliance Resource Partners, L.P.

                                 By: Alliance Resource Management GP, LLC its Managing General Partner

                                          By: /s/ THOMAS L. PEARSON
                                              ---------------------------------
                                              Thomas L. Pearson
                                              Senior Vice President-
                                                Law and Administration


                                 Alliance Resource Operating Partners, L.P.

                                 By: Alliance Resource Management GP, LLC its Managing General Partner


                                 By: /s/ THOMAS L. PEARSON
                                     ------------------------------------------
                                     Thomas L. Pearson
                                     Senior Vice President-
                                       Law and Administration


                                 Alliance Coal, LLC


                                 By: /s/ THOMAS L. PEARSON
                                     -----------------------------------------
                                     Thomas L. Pearson
                                     Senior Vice President-
                                       Law and Administration


                                 Alliance Resource GP, LLC


                                 By: /s/ THOMAS L. PEARSON
                                     ------------------------------------------
                                     Thomas L. Pearson
                                     Senior Vice President-
                                       Law and Administration

                                 Alliance Resource Management GP, LLC


                                 By: /s/ THOMAS L. PEARSON
                                     -------------------------------------------
                                     Thomas L. Pearson
                                     Senior Vice President-
                                       Law and Administration


Confirmed as of the date first
above mentioned on behalf of
the Underwriters named in Schedule I
hereto.


SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
A.G. EDWARDS & SONS, INC.

By:  SALOMON SMITH BARNEY INC.


By:  /s/ PETER OLNOWICH
     -------------------------------------------
         Managing Director

                                   SCHEDULE I
                        Alliance Resource Partners, L.P.

                                                                                          Number of Firm Units
                                     Underwriter                                            to be Purchased
                                     -----------                                          --------------------
Salomon Smith Barney Inc.  .....................................................                     1,125,000

Lehman Brothers Inc.............................................................                       675,000

A.G. Edwards & Sons, Inc........................................................                       450,000

                                                                                                     =========
Total                                                                                                2,250,000

                                   SCHEDULE II


Underwriting Agreement dated February 10, 2003

Registration Statement No. 333-85282

Title, Purchase Price and Description of Units:

         Title:  Common Units

         Number of Units to be sold by the Company:  2,250,000

         Price to Public per Unit (include accrued dividends, if any):  $22.51

         Price to Public -- total:  $50,647,500

         Underwriting Discount per Unit:  .956675

         Underwriting Discount -- total:  $2,152,519

         Proceeds to Company per Unit:  $21.553325

         Proceeds to Company -- total:  $48,494,981

         Other provisions:

Closing Date, Time and Location:  February 14, 2003 at 9:00 a.m. Houston time at
                                  Vinson & Elkins L.L.P.
                                  2300 First City Tower
                                  1001 Fannin
                                  Houston, Texas 77002

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the
Underwriters:  May 12, 2003

Modification of items to be covered by the letter from Deloitte & Touche delivered pursuant to Section 6(e) at the Execution Time: None.

                                    EXHIBIT A

                     Entity                       Jurisdiction in which registered or qualified
                     ------                       ---------------------------------------------
Alliance Resource Partners, L.P.                  Kentucky, Oklahoma

Alliance Coal, LLC                                Kentucky, Oklahoma

Alliance Resource GP, LLC                         Indiana, Illinois, Kentucky, Maryland, Oklahoma, West Virginia

Alliance Resource Management GP, LLC              Indiana, Illinois, Kentucky, Maryland, Oklahoma, West Virginia

Alliance Resource Operating Partners, LP          Oklahoma

Hopkins County Coal, LLC                          Kentucky

MC Mining, LLC                                    Kentucky

Gibson County Coal, LLC                           Indiana

Pontiki Coal, LLC                                 Kentucky

White County Coal, LLC                            Illinois

Webster County Coal, LLC                          Kentucky

Mettiki Coal, LLC                                 Maryland, West Virginia

Alliance Service, Inc.                            Kentucky

                                    EXHIBIT B

            Letterhead of officer, director or holder of Common Units

                        Alliance Resource Partners, L.P.
                         Public Offering of Common Units


Salomon Smith Barney Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
c/o Salomon Smith Barney, Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), Alliance Resource Operating Partners, L.P., Alliance Coal, LLC, Alliance Resource Management GP, LLC, Alliance Resource GP, LLC, Salomon Smith Barney Inc., Lehman Brothers Inc. and A.G. Edwards & Sons, Inc., relating to an underwritten public offering of common units representing limited partner interests (the "Common Units") of the Partnership.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units (as defined in the Underwriting Agreement) of the Partnership or any securities convertible into or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                             Yours very truly,

                             Signature of officer, director or common Unitholder

                             Name and address of officer, director or common Unitholder